SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (date of event reported):  October 28, 1999.



                     J-BIRD MUSIC GROUP LTD
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-23015


PENNSYLVANIA                                      06-1411727
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


396 Danbury Road
Wilton, Connecticut                                         06897
(Address of principal executive offices)               (Zip Code)

          Registrant's Telephone Number: (203) 761-9393


                         NOT APPLICABLE
 (Former name, former address and former fiscal year, if changed since last report)

     ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      The independent auditors of J-Bird Music Group, Ltd. (the "Company") for 1998 was Schnitzer & Kondub, P.C. ("Schnitzer & Kondub"). On October 28, 1999, the Company replaced Schnitzer & Kondub with the accounting firm of Caracansi Ramey & Associates, LLC ("Caracansi Ramey & Assoc.") to audit the Company's 1999 financial statements. This change was approved by the Board of Directors of the Company. The Company has been advised that neither Caracansi Ramey & Assoc. nor any of its members or associates have any relationship with the Company or any of its affiliates, except in the firm's proposed capacity as the Company's independent auditors.

      The reason for the change in independent auditors to Caracansi Ramey & Assoc. is due to a mutual agreement between the Company and Schnitzer & Kondub to terminate the engagement based upon Schnitzer & Kondub's desire to focus its practice on non public companies.

      During the fiscal year ended December 31, 1998, the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion from the Company's former independent auditors, and were not modified as to uncertainty, audit scope, or accounting principles, except for a qualification regarding going concern uncertainty. During this period, there were no disagreements with the former independent auditors on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former independent auditor's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements:  None.

(b)  Pro Forma Financial Information:  None.

(c)  Exhibits

     Included in this report as Exhibit No. 1 (Item 601(a)(16) of
Regulation S-B) is the letter of Schnitzer & Kondub, P.C.,  dated
November 8, 1999, required by Item 304(a)(3) of Regulation S-B.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              J-BIRD MUSIC GROUP LTD.


DATED: November 8, 1999       By:  /s/
                              John J. Barbieri, President